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                                                                    EXHIBIT 5.01


                                                July 6, 2000


HMG Worldwide Corporation
475 Tenth Avenue
New York, New York 10018

      Re: Registration Statement on Form S-3 under the Securities Act of 1933


Ladies and Gentlemen:

     In our capacity as counsel to HMG Worldwide Corporation (the "Company", a Delaware corporation), we have been asked to render this opinion in connection with a Registration Statement on Form S-3, being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering an aggregate of 2,595,000 shares (the "Shares") of Common Stock (the "Common Stock"), $0.01 par value per share, which have been included in the Registration Statement for the account of a certain person identified in the Registration Statement as the Selling Stockholder.

     The Shares represent shares of Common Stock that are issuable upon conversion of certain convertible note(s) (the "Notes"), each issued to the Selling Stockholder by the Company.

     In that connection, we have examined the Notes, the Certificate of Incorporation and the By-Laws of the Company, both as amended to date, the Registration Statement, corporate proceedings of the Company relating to the issuance of the Common Stock and such other instruments and documents as we have deemed relevant under the circumstances.

     In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date in connection with the issuance of the Notes and the Shares.


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HMG Worldwide Corporation
July 6, 2000
Page 2


     Based upon and subject to the foregoing, we are of the opinion that:

     (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

     (2) The Shares, when duly issued upon conversion of the Notes, will be duly and validly authorized and fully paid and non-assessable.

     We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.

                                        Very truly yours,

                                        PARKER DURYEE ROSOFF & HAFT
                                          a Professional Corporation


                                        By: /s/ Edward Turney Savage
                                           ---------------------------
                                                A Member of the Firm